UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2026
MEDIFAST, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31573 (Commission File Number)	13-3714405 (I.R.S. Employer Identification No.)
1501 S. Clinton Street, Suite 500, Baltimore, Maryland 21224
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (410) 581-8042
100 International Drive, Baltimore, Maryland 21202
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MED	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01.    Entry into a Material Definitive Agreement.

On March 19, 2026, Medifast, Inc. (the "Company") and Steamboat Capital Partners LLC and certain of its related persons ("Steamboat") entered into a Cooperation Agreement (the "Cooperation Agreement"). Under the terms of the Cooperation Agreement, the Company agreed to nominate the following persons for election to the Board of Directors of the Company (the "Board") at the 2026 Annual Meeting of Stockholders of the Company (the "2026 Annual Meeting"): Daniel R. Chard; Elizabeth A. Geary; Parsa Kiai; Jeffrey Rose; Scott Schlackman; Andrea B. Thomas; and Ming Xian. The Company further agreed to nominate the following Steamboat designees (the "Steamboat Designees") for election to the Board at the 2027 Annual Meeting of Stockholders of the Company (the "2027 Annual Meeting"): Parsa Kiai and Jeffrey Rose. In the event a Steamboat Designee is unable to serve as a director prior to the 2027 Annual Meeting, then Steamboat shall have the ability to recommend a substitute person for appointment or election to the Board, subject to certain limitations.

All Board members will be assigned to Board committees in connection with the Board's annual review of committee composition to take place immediately following the 2026 Annual Meeting.

Under the Cooperation Agreement, Steamboat is subject to certain standstill restrictions during the period from the date of the Cooperation Agreement until the day that is three months following the date of the 2027 Annual Meeting, subject to limited exceptions (such period, the "Standstill Period"). During the Standstill Period, Steamboat is subject to customary standstill and voting obligations, including, among other things, that Steamboat and its affiliates and associates will not participate in a proxy solicitation, and will vote all voting securities which they are entitled to vote in favor of all directors nominated by the Board and in accordance with the recommendation of the Board on other matters, other than certain specific matters and subject to certain exceptions.

The foregoing summary of the Cooperation Agreement is not complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Cooperation Agreement filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

There are no arrangements or understandings between any of the Steamboat Designees and any other person pursuant to which each was selected as a director, other than with respect to the matters referenced under Item 1.01 of this Current Report on Form 8-K.

None of the Steamboat Designees have any family relationships with any director or executive officer of the Company, nor does any Steamboat Designee have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

On March 20 2026, the Company issued a press release announcing the Cooperation Agreement and related matters. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

A copy of the press release is being furnished as Exhibit 99.1 attached hereto and is incorporated by reference herein. This information is being furnished in this report and shall not be deemed to be "filed" for any purpose, including for the purpose of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1993, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Cooperation Agreement, dated as of March 19, 2026, by and among Medifast, Inc., Steamboat Capital Partners LLC, and each of the other related persons set forth on the signature pages thereto.
	99.1	Medifast Announces Cooperation Agreement with Steamboat Capital
	104.1	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

	By:	/s/ James P. Maloney
James P. Maloney
Chief Financial Officer

Dated: March 20, 2026